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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Registration Statement on Form S-1 of our reports dated August 14, 1996 (except with respect to the matter discussed in Note 14 as to which the date is October 7, 1996), relating to the financial statements of Empire Energy Corporation and our report dated October 9, 1996, relating to the financial statements of Synergy Group Incorporated, all of which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                             BAIRD, KURTZ & DOBSON


Springfield, Missouri
December 9, 1996